CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

General DataComm Industries, Inc.

We hereby consent to the incorporation by reference in Registration Statement No. 33-37266 on Form S-8 of our report dated June 13, 1994 appearing in this Annual Report on Form 11-K of the General DataComm Industries, Inc.
Retirement Savings and Deferred Profit Sharing Plan for the fiscal year ended December 31, 1993.

Hartford, Connecticut
June 13, 1994